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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. and its subsidiaries ("the Company") on Form S-8 of our report dated March 23, 2000, appearing in the Company's Annual Report on Form 10-K for the year ended February 29, 2000.

Deloitte & Touche LLP

McLean, Virginia
December 21, 2000